                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           CHAMPION ENTERPRISES, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                          CORPORATE HEADQUARTERS
                                                    AUBURN HILLS, MICHIGAN 48326
[CHAMPION ENTERPRISES INC. LOGO]                                  (248) 340-9090

                                                                  March 10, 2000

Dear Shareholder:

     It is my pleasure to invite you to attend the 2000 Annual Meeting of Shareholders of Champion Enterprises, Inc. on Tuesday, May 2, 2000 at 10:00 a.m. The meeting will be held at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire. You also have the option of voting by telephone or through the Internet, as described on the Proxy Card.

                                          Sincerely,

                                          /s/ Walter Young Jr.

                                          Walter R. Young
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                           CHAMPION ENTERPRISES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2000
--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Champion Enterprises, Inc., a Michigan corporation, will be held on Tuesday, May 2, 2000 at 10:00 a.m., at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326. The purposes of the Annual Meeting are to:

     1. elect a Board of Directors;

     2. vote on a proposal to approve the 2000 Stock Compensation Plan for Nonemployee Directors; and

     3. conduct any other business that is properly raised at the meeting.

     Only shareholders of record at the close of business on March 3, 2000 are entitled to notice of and to vote at the meeting.

     If you are a participant in the Champion Enterprises, Inc. Savings Plan, your Proxy will also be considered to be voting instructions to the Trustee of the Savings Plan concerning shares held in your account.

                                          By Order of the Board

March 10, 2000                            John J. Collins, Jr.
                                          Secretary

--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS PRINTED ON YOUR PROXY CARD.

                           CHAMPION ENTERPRISES, INC.
                        2701 CAMBRIDGE COURT, SUITE 300
                          AUBURN HILLS, MICHIGAN 48326

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 2, 2000

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying Proxy are being distributed to shareholders of Champion Enterprises, Inc. (the "Company" or "Champion") in connection with the solicitation of proxies to be used at the 2000 Annual Meeting of Shareholders. The Annual Meeting will be held at the Hampton Inn, 1461 North Opdyke Road, Auburn Hills, Michigan 48326 on Tuesday, May 2, 2000 at 10:00 a.m. The enclosed Proxy is solicited by the Company's Board of Directors. This Proxy Statement and the enclosed Proxy were mailed to shareholders beginning on March 10, 2000. The Company's 1999 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company's Common Stock at the Company's expense. In addition to solicitation by mail, officers and other employees may solicit proxies personally, by telephone or by fax.

VOTING BY TELEPHONE OR ELECTRONICALLY

     Shareholders may deliver a Proxy by telephone or electronically through the Internet by following the instructions printed on the Proxy Card.

REVOKING A PROXY

     Any person giving a Proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your Proxy. You may deliver a written notice of revocation, which is dated after the date of the Proxy, to the Secretary of the Company at or before the Annual Meeting. You may deliver a later-dated Proxy to the Secretary of the Company at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 3, 2000. Each of the 47,242,436 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                            1. ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders, or until a successor is appointed and qualified. Unless Proxy votes have been withheld, each Proxy received will be voted to elect Robert W. Anestis, Selwyn Isakow, Brian D. Jellison, Ellen R. Levine, George R. Mrkonic, Carl L. Valdiserri and Walter R. Young, as Directors. If any nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional person as designated by the Board of Directors to replace such nominee. However, the Board of Directors does not anticipate that this will occur.

     Persons receiving a plurality of the votes cast at the Annual Meeting in person or by Proxy will be elected as Directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as Directors. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election.

     Information about the nominees for election as Directors appears below. All of the nominees are currently Directors of the Company and were elected at the 1999 Annual Meeting of Shareholders.

[ROBERT W. ANESTIS PHOTO]      ROBERT W. ANESTIS. Mr. Anestis, age 54, has served as a
                               director of the Company since 1991. He is the Chairman,
                               President and Chief Executive Officer of Florida East Coast
                               Industries, Inc. (FECI), headquartered in St. Augustine,
                               Florida. FECI is engaged in the railroad, commercial real
                               estate and telecommunications businesses. Prior to 1999 and for the preceding five years, he was the President of
                               Anestis & Company, an investment banking and financial
                               advisory firm located in Westport, Connecticut.

                               Mr. Anestis, who has been in the industry 12 years, brings merger and acquisition expertise and strategic planning and policy experience, with a strong legal and financial
                               background, to the Board.

  [SELWYN ISAKOW PHOTO]        SELWYN ISAKOW. Mr. Isakow, age 48, has served as a director of the Company since 1991. He is President of The Oxford
                               Investment Group, Inc., a merchant banking and corporate
                               development firm located in Bloomfield Hills, Michigan. Mr.
                               Isakow is also a director of Ramco-Gershenson Properties
                               Trust, Oxford Automotive, Inc., and the Bank of Bloomfield
                               Hills.

                               Mr. Isakow brings expertise in the areas of mergers and
                               acquisitions, strategic planning, accounting and finance in multiple manufacturing and distribution industries.

[BRIAN D. JELLISON PHOTO]   BRIAN D. JELLISON. Mr. Jellison, age 54, joined the Company's Board in 1999. He is an Executive Vice President of Ingersoll-Rand Company, a major, diversified industrial equipment and components manufacturer, headquartered in Woodcliff Lake,
                            New Jersey. From 1994 to 1998, Mr. Jellison was President of Ingersoll's
                            Architectural Hardware Group.

                            With a strong background in both manufacturing and marketing, Mr. Jellison brings 31 years of broad-based business experience to Champion's Board.

 [ELLEN R. LEVINE PHOTO]    ELLEN R. LEVINE. Ms. Levine, age 57, was appointed to Champion's Board in 1999.
                            Since 1994 she has been the Editor-In-Chief of Good Housekeeping magazine, headquartered in New York, New York. Previously, she served as the Editor-In-Chief of Redbook magazine from 1991 to 1994.

                            Ms. Levine brings to the Company's Board excellent communication and marketing skills, particularly with brand recognition, which were acquired through 36 years of experience as a journalist.

[GEORGE R. MRKONIC PHOTO]   GEORGE R. MRKONIC. Mr. Mrkonic, age 47, has served as a director of the Company since 1994. He is Vice Chairman of Borders Group, Inc., a retailer of books and music located in Ann Arbor, Michigan. From November 1994 to January 1997, Mr.
                            Mrkonic was also the President of Borders Group, Inc. He is a director of Syntel,
                            Inc., Cheap Tickets, Inc., and Borders Group, Inc.

                            Strengths that Mr. Mrkonic brings to Champion's Board include strategic vision, an operating mentality and a sense of urgency.

[CARL L. VALDISERRI PHOTO]  CARL L. VALDISERRI. Mr. Valdiserri, age 63, has served as a director of the Company since 1995. He is Chairman and Chief Executive Officer of Rouge Industries, Inc., an
                            integrated steel manufacturer located in Dearborn, Michigan. Mr. Valdiserri is also a director of Rouge Industries, Inc.

                            Mr. Valdiserri brings to the Board operating management perspective and experience that was acquired through 41 years of progressively challenging assignments at several integrated steel companies.

 [WALTER R. YOUNG PHOTO]    WALTER R. YOUNG. Mr. Young, age 55, has served as a director of Champion since 1990.
                            He is Chairman of the Board of Directors, President and Chief Executive Officer of
                            the Company. Mr. Young was named President and Chief Executive Officer in 1990 and became the Chairman of the Board in 1992.

                            For 32 years in a variety of industries, Mr. Young has been a performance-driven leader, who faces issues and is a catalyst for change.

COMPENSATION OF DIRECTORS

     NEW COMPENSATION PLAN. If shareholders approve the proposed 2000 Stock Compensation Plan for Nonemployee Directors (the "Directors Plan"), a new compensation program for Directors will be implemented effective May 2, 2000. See "Proposal to Approve the 2000 Stock Compensation Plan for Nonemployee Directors" for a summary of the Directors Plan.

     CURRENT COMPENSATION. The current Directors' compensation program, which would continue in effect if Proposal 2 is not approved, consists of an annual stock retainer and stock options, as discussed below.

     ANNUAL STOCK RETAINER. Each Director who is not an employee of the Company receives an annual retainer of 4,800 shares of the Company's Common Stock. A nonemployee Director who also serves as chairperson of a Board Committee receives an additional annual retainer of 400 shares, for a total annual retainer of 5,200 shares. The annual retainer is paid on the date of the Annual Meeting when the nonemployee Director is elected or re-elected. Nonemployee Directors do not receive any cash compensation for their services except for the reimbursement of expenses to attend Board and Committee meetings. The current stock retainer program for nonemployee Directors will continue through the Annual Meeting this year. Directors who are employees of the Company receive no compensation for serving as a Director other than their compensation for services as an employee and are reimbursed for expenses to attend Board and Committee meetings.

     STOCK OPTIONS. Each new nonemployee Director receives a stock option grant the first time he or she is elected at an Annual Meeting. The grant consists of a 60-day right to purchase 8,000 shares of the Company's Common Stock and a stock option to purchase 24,000 additional shares. The purchase right must be exercised in full within 60 days after the grant date in order for the Director to be eligible to exercise the stock option.

     The exercise price of the purchase right is the higher of $0.50 per share or 40% of the closing price of the Common Stock on the New York Stock Exchange on the grant date. The exercise price of the option is one-third higher than the fair market value of the Common Stock on the grant date. Shares received by exercising the purchase right may not be transferred until two years after the date of purchase. Once the purchase right is properly exercised, the stock option becomes exercisable at the rate of 6,000 shares on each of the next four annual meeting dates. The option remains exercisable for 10 years from the grant date even if the nonemployee Director is no longer serving as a Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors meets regularly, at least once each quarter. During 1999, the Board of Directors held 12 meetings. The standing committees established by the Board of Directors are described below. The Board does not have a nominating committee.

     AUDIT AND FINANCIAL RESOURCES COMMITTEE. The primary function of the Audit and Financial Resources Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting practices, the systems of internal controls which management and the Board have established, and the audit process. The Committee also recommends to the Board the selection of an independent auditor and reviews the scope of the audit and related fees for audit services. The Committee met four times during 1999 and reviewed quarterly earnings press releases and significant Securities and Exchange Commission ("SEC") filings. The current members of the Committee, all of whom are independent as defined in the applicable listing standards of the New York Stock Exchange, are Selwyn Isakow (Committee Chairman), Brian D. Jellison and George R. Mrkonic.

     COMPENSATION AND HUMAN RESOURCES COMMITTEE. The primary function of the Compensation and Human Resources Committee is to consider and make recommendations to the Board concerning the compensation programs, benefits and awards for all elected officers, including the Chief Executive Officer. The Committee develops and monitors the Company's executive compensation policies. The Committee also recommends to the Board the nature and amount of compensation for executive officers and senior operating management and oversees administration of the Company's stock option plans and programs. The Committee met six times during 1999. The current members of the Committee are Robert W. Anestis (Committee Chairman), Ellen R. Levine and Carl L. Valdiserri.

     CORPORATE GOVERNANCE GUIDELINES. During 1998 the Board of Directors adopted corporate governance guidelines which are reviewed annually. Since 1995 the Board has performed annual evaluations on the Board as a whole, as well as personal evaluations on the performance of each individual Board member. In addition, since 1996 the Company's two standing committees (Audit and Financial Resources and Compensation and Human Resources) have operated under written charters delineating each committee's duties and responsibilities.

            2. PROPOSAL TO APPROVE THE 2000 STOCK COMPENSATION PLAN
                           FOR NONEMPLOYEE DIRECTORS

PROPOSED DIRECTORS PLAN

     The Board of Directors has approved and is recommending that the shareholders approve the 2000 Stock Compensation Plan for Nonemployee Directors (the "Directors Plan"). The Directors Plan updates and replaces both the 1995 Stock Retainer Plan for Nonemployee Directors (the "1995 Plan") and the 1991 Stock Plan for Directors (the "1991 Plan"). Since 1991 Company Common Stock has been a significant portion of Directors' compensation and since 1995 has been the exclusive form of Director compensation. The Directors Plan continues the policy established with the 1995 Plan of providing stock-based compensation to each nonemployee Director in lieu of cash compensation. The Directors Plan also continues the practice established with the 1991 Plan of providing an initial stock option grant to new nonemployee Directors provided that Champion Common Stock was purchased by the Director within 60 days of the grant date. A feature added by the Directors Plan permits the Board to award additional options to nonemployee Directors after 10 consecutive years of service.

REASONS FOR PROPOSED DIRECTORS PLAN

     The Directors Plan is needed to replace the 1995 Plan and the 1991 Plan because the 1995 Plan will terminate following the 2000 Annual Meeting of Shareholders and the 1991 Plan will terminate on April 17, 2001. In addition, the Board would like to provide nonemployee Directors with the ability to elect to defer their annual stock retainer or to receive stock options in lieu of the stock retainer, features that are not currently available under the 1995 Plan. The payment of stock-based compensation to nonemployee Directors under the Directors Plan will continue to unite the interests of the Board with those of the Company's shareholders and to help attract, motivate and retain the most highly qualified nonemployee Directors. If the Directors Plan is approved by the shareholders at the 2000 Annual Meeting, the annual stock retainers to nonemployee Directors for 2000 would be made pursuant to the Directors Plan. The 1995 Plan and the 1991 Plan would be terminated as of May 2, 2000 and the remaining 129,000 shares reserved under these plans would be available for issuance under the Directors Plan.

SUMMARY OF THE DIRECTORS PLAN

     The Directors Plan provides stock-based compensation to nonemployee Directors at three stages of service of the Director. Currently, there are six Directors eligible to participate in the Directors Plan.

     OPTION GRANT UPON FIRST ELECTION TO BOARD. It is the Company's expectation that each Director who joins the Board shall purchase 6,000 (but not less than 3,000) shares of the Company's Common Stock. At the time a Director is first elected to the Board at an Annual Meeting, the Director receives a nonqualified option to purchase 24,000 shares of the Company's Common Stock provided that the Director personally purchases in the open market at least 6,000 shares of the Company's Common Stock within 60 days after the date of the Annual Meeting. If the Director purchases less than 6,000 shares of Company Common Stock, the number of shares subject to the option is automatically reduced by a number equal to four times the difference between 6,000 and the number of shares actually purchased by the Director during the 60-day period. The Director must purchase at least 3,000 shares of Company Common Stock during the 60-day period to qualify for a stock option grant.

     The option becomes exercisable at the rate of 25% of the total shares subject to the option on each of the next four Annual Meeting dates. The option remains exercisable for a period of 10 years from the grant date at an exercise price equal to the fair market value of the Common Stock on the grant date. Shares received upon exercise of the option may not be transferred for six months after the date of purchase, except upon death, termination of service as a Director, or change in control of the Company.

     ANNUAL STOCK RETAINER. Beginning with the 2000 Annual Meeting of Shareholders, and on each subsequent Annual Meeting date through and including the 2005 Annual Meeting, each person elected as a nonemployee Director will receive in lieu of cash compensation an annual retainer consisting of 4,800 shares of Common Stock or 5,200 shares of Common Stock if such Director also serves as chairperson of a Board Committee. Directors are also reimbursed for expenses to attend Board and Committee meetings. In lieu of receiving the stock retainer at the time of an Annual Meeting, a Director may elect to (i) defer his or her retainer until retirement, death or other termination of service from the Board, or (ii) receive an option to purchase four shares of Company Common Stock for each share of Common Stock that would otherwise have been received as part of the stock retainer. The option vests immediately and is exercisable for a period of 10 years from the grant date at an exercise price equal to the fair market value of the Common Stock on the grant date.

     Any new Director who is appointed by the Board prior to an Annual Meeting to fill a vacancy on the Board receives a pro-rated number of shares of Common Stock as a stock retainer for services during such interim term. In lieu of receiving the pro-rated stock retainer, a Director may elect the deferral or option alternatives available to full-term Directors as discussed above.

     DISCRETIONARY 10-YEAR ANNIVERSARY OPTION GRANT. At the Annual Meeting marking the anniversary of 10 consecutive years of service as a Director, the Board shall have discretionary authority, based upon the recommendation of the Compensation and Human Resources Committee, to grant to such a Director a nonqualified option to purchase 24,000 shares of the Company's Common Stock provided that the Director personally owns at least 6,000 shares of Company Common Stock on the date 60 days after such Annual Meeting. If the Director owns less than 6,000 shares of Company Common Stock on the date 60 days after such Annual Meeting, the number of shares subject to the option is automatically reduced by a number equal to four times the difference between 6,000 and the number of shares actually owned by the Director on such date. The Director must own at least 3,000 shares of Company Common Stock on the date 60 days after such Annual Meeting to qualify for a stock option grant.

     The option becomes exercisable at the rate of 25% of the total shares subject to the option on each of the next four Annual Meeting dates. The option remains exercisable for a period of 10 years from the grant date at an exercise price equal to the fair market value of the Common Stock on the grant date. Shares received upon exercise of the option may not be transferred for six months after the date of purchase, except upon death, termination of service as a Director, or change in control of the Company.

NEW PLAN BENEFITS UNDER DIRECTORS PLAN

     Subject to shareholder approval of the Directors Plan, the Directors as a group would receive, on May 2, 2000, the date of the 2000 Annual Meeting of Shareholders, the following annual stock retainers, assuming none of the Directors elected to defer the stock retainer or to receive stock options in lieu of the stock retainer:

                               NEW PLAN BENEFITS

                                                                 DOLLAR          NUMBER OF SHARES
                     NAME AND POSITION                          VALUE($)         SUBJECT TO AWARD
                     -----------------                          --------         ----------------
Nonemployee Directors, as a group...........................    $183,224(1)       29,600 Shares

-------------------------
(1)Assumes a market price of $6.19 per share, which was the last sale price on March 3, 2000.

GENERAL INFORMATION

     The Board has reserved 1,200,000 shares of Company Common Stock (subject to adjustment for stock splits, stock dividends and the like) for issuance under the Directors Plan. This number of shares is expected to be sufficient to award retainers and options to nonemployee Directors through and including the Annual Meeting in 2005. The Directors Plan does not provide for the award of retainers and options with respect to any period after the Annual Meeting in 2005. As of March 3, 2000 the market price for shares of Company Common Stock was $6.19 per share.

     The Directors Plan may be amended or terminated by the Board of Directors without shareholder approval, except as specified in Section 4.2 of the Directors Plan (which effectively prohibits the amendment of the Directors Plan more than once every six months in a manner that would affect the number of shares of Common Stock issuable to Directors thereunder).

FEDERAL INCOME TAX CONSEQUENCES

     Upon the exercise of a nonqualified stock option, a Director will recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock at the time of exercise. The Company will receive a corresponding compensation deduction. When the Director disposes of the shares acquired by the exercise of the option, any difference between the fair market value of the shares on the date of exercise and the selling price will be treated as capital gain or loss.

VOTING REQUIREMENTS

     A majority of the shares present, or represented by Proxy, and entitled to vote at the Annual Meeting is required for approval of the Directors Plan. Abstentions and broker non-votes will have the effect of a vote against this proposal.

BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                        REPORT ON EXECUTIVE COMPENSATION
              FROM THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

     Compensation policies for executive officers and senior operating management are developed and monitored by the Compensation and Human Resources Committee of the Board of Directors. The Committee recommends to the Board the nature and amount of compensation for all executive officers. This Committee currently consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

     (a) annual base salaries should be targeted to be competitive, but slightly below the mean of other companies of comparable size;

     (b) annual incentive-based (at-risk) compensation should provide opportunity for significant additional compensation based on improved Company performance; and

     (c) long-term incentive-based (at-risk) compensation should be used to further link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     The Committee from time to time uses an independent consultant to assist in its review of compensation policies and to make recommendations. The consultant provides advice to the Committee and the Board based upon its expertise, experience and knowledge of compensation arrangements for senior executive officers from many general manufacturing companies with sales in a range comparable to those of the Company. The Committee also considers the executive compensation levels for a group of comparable manufactured housing companies consisting of Clayton Homes, Inc., Fleetwood Enterprises, Inc., and Oakwood Homes Corporation.

     Each component of compensation (annual base salary, annual performance incentives and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are based on level of job responsibility, individual performance and compensation data for comparable companies obtained from consultant surveys and market surveys. The objective is to target base salaries to be competitive, but slightly below the mean of comparable companies.

ANNUAL PERFORMANCE INCENTIVES

     Annual incentive-based compensation is provided primarily through cash bonuses. Prior to each fiscal year, the Committee reviews and establishes performance levels for executive officers. Bonus determinations for executive officers are based upon achieving pre-determined levels of earnings per share of the Company, which are reviewed each year and adjusted as appropriate.

LONG-TERM PERFORMANCE INCENTIVES

     Generally, long-term performance incentives are stock options granted to executive officers at exercise prices that are equal to fair market value on the grant date. In some circumstances, a portion of the stock options granted to an executive officer may be granted at an exercise price below fair market value. The value of stock options is dependent on the Company's share value. Stock options reward executive officers to the extent that shareholders have also benefited. The number of shares included in these awards is determined by the Committee primarily based upon formulas provided by an independent consultant. The formulas are derived from a nationwide database and present executive officer stock option award levels that are consistent with general industry practices. The formulas are based upon the expected future value of the option stock over a seven-year period at several assumed rates of stock price appreciation.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

DEFERRED COMPENSATION

     Effective July 1, 1998 executive officers and certain other management employees may elect to defer receipt of all or a portion of their salaries or their bonuses under the Company's Deferred Compensation Plan (the "1998 Deferred Plan"). Amounts deferred are 100% vested and, at the employees' direction, are invested in various managed funds. Deferred amounts are payable upon the earlier of termination of employment, retirement, death, disability or a change in control.

     Also, beginning in 1998 through participation in the Company's Corporate Officer Stock Purchase Plan (the "1998 Stock Purchase Plan"), each of the Company's executive officers may elect to defer receipt of bonus compensation up to the lesser of 50% or $500,000. Amounts deferred are invested in shares of Company Common Stock at a 30% discount to the closing price on the New York Stock Exchange on the purchase date. Shares so purchased are held by a grantor trust established by the Company. Voting rights as to these shares are exercised by the Company.

     Upon the earlier of termination of employment, retirement, death, disability or a change in control, pursuant to the 1998 Stock Purchase Plan the deferring executive officer receives the vested portion of his or her account balance in shares of stock in a lump sum or in annual installments depending on a previously made election. Vesting of stock is based upon length of service following deferral as follows: 0% for less than one year; 25% for one year; 50% for two years; and 100% for three years.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee believes that the compensation of Walter R. Young, Chairman of the Board, President and Chief Executive Officer of the Company, should be heavily influenced by Company performance. Both the annual incentive and the long-term incentive components of his compensation are based on achieving specified performance targets. The current CEO compensation program was recommended by the Committee and approved by the Board of Directors in August 1995 and updated in October 1998 as an incentive for Mr. Young to remain with the Company through October 15, 2003. The program was developed with the assistance of an independent consultant.

     Mr. Young's annual base salary for 1999 was $450,000, of which $225,000 was deferred under the Company's 1998 Deferred Plan. Mr. Young's base salary will remain at $450,000 until January 1, 2001, at which time it will increase to $500,000 per year. Based on the failure to achieve pre-determined 1999 earnings per share targets, Mr. Young earned no bonus for the 1999 fiscal year.

     As a long-term incentive, in 1995 Mr. Young received options to purchase
1.5 million shares of Company Common Stock and an award of 100,000 performance shares of Common Stock (the "1995 Incentive Program"). In accordance with the terms of this award, one-half (750,000 shares) of the options vested on August 31, 1998 because the Company's Common Stock had attained pre-established stock price appreciation targets. The exercise price for the 1995 options is $8.50 per share, which was the fair market value of the Common Stock on August 31, 1995 (after adjustment for the Company's May 1996 stock split). The 1995 options expire eight years after the grant date or three years after vesting, whichever occurs first. The vesting of the remaining options (750,000 shares) are conditioned upon Mr. Young remaining employed with the Company through August 2000 and keeping on deposit 234,375 shares of Common Stock which he owns. Mr. Young is not permitted to transfer the deposited shares until the respective stock options vest or expire or his employment is terminated, although he retains full ownership and voting rights for the deposited shares. The 1995 performance shares awarded to Mr. Young became transferable in February 2000 upon certification by the Committee that the performance goals and other conditions to transfer such shares had been met in accordance with the terms of the 1995 Incentive Program.

     In 1998 as an incentive award, Mr. Young received options to purchase 750,000 shares of Company Common Stock and an award of 50,000 performance shares of Common Stock (the "1998 Incentive Program"). The 1998 Incentive Program is conditioned upon Mr. Young remaining employed through October 15, 2003 and keeping on deposit an additional 250,000 shares of Common Stock which he owns, 235,000 shares of which relate to the 1998 option grant and 15,000 of which relate to the 1998 performance share award. Mr. Young is not permitted to transfer the deposited shares until the respective stock options and awards vest or expire or his employment is terminated, although he retains full ownership and voting rights for the deposited shares.

     The exercise price for the 1998 options is $20.75 per share, which was the fair market value of the Common Stock on October 16, 1998. The options vest only if Mr. Young remains employed by the Company through October 15, 2003, although one-half of the options may vest on either October 16, 2001 or October 16, 2002 if specified stock price appreciation targets are achieved. These stock price targets are based on a 20% compound annual growth rate, with $35.86 as the target stock price for October 16, 2001 and

$43.03 for October 16, 2002. The options expire eight years after the grant date or three years after vesting, whichever occurs first. The performance shares vest only if the Company's compound annual growth rate in diluted earnings per share from continuing operations during the four fiscal years from 1999 through 2002 exceed specified, pre-established target levels.

                                          Robert W. Anestis, Chairman
                                          Ellen R. Levine
                                          Carl L. Valdiserri

                                          February 29, 2000

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information for the last three years concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                                                                                  Long-Term
                                                       Annual Compensation       Compensation
                                                     ------------------------    ------------
                                                                                  Securities
                                           Fiscal                                 Underlying      All Other
       Name and Principal Position          Year      Salary        Bonus(6)      Options(#)     Compensation
-------------------------------------------------------------------------------------------------------------
Walter R. Young                             1999     $450,000(1)   $       --            --        $  6,260(18)
  Chairman, President                       1998      400,000(1)    1,037,333(7)    750,000(13)     216,210(19)
  and Chief Executive Officer               1997      400,000         400,000            --           2,100(20)
Joseph H. Stegmayer                         1999      300,000              --            --           6,260(18)
  Executive Vice President,                 1998      291,129(2)      470,000(8)    770,000(14)      78,402(21)
  Chief Strategic and Financial Officer     1997           --              --            --              --
Philip C. Surles                            1999      300,000(3)           --       300,000           6,260(18)
  Chief Operating Officer                   1998      301,781(3)      588,000(9)         --           4,260(22)
                                            1997      185,250         259,305       200,000(15)      11,268(23)
M. Mark Cole                                1999      250,000         863,432(10)         --            500(24)
  President, Retail Operations              1998      141,500(4)      869,033(11)   880,000(16)     113,695(25)
                                            1997           --              --            --              --
Donald D. Williams                          1999      158,337(5)       83,333(12)   300,000(17)         491(24)
  Chief Marketing Officer                   1998           --              --            --              --
                                            1997           --              --            --              --

-------------------------
 (1) Includes $225,000 in 1999 and $196,510 in 1998 deferred under the 1998 Deferred Plan.

 (2) Mr. Stegmayer joined the Company on January 12, 1998.

 (3) Includes $30,000 in 1999 and $9,000 in 1998 deferred under the 1998 Deferred Plan.

 (4) Mr. Cole joined the Company on January 8, 1998 upon the acquisition of Southern Showcase Housing, Inc. (Southern Showcase) and was promoted to the position of President, Retail Operations on September 11, 1998. His salary reflects compensation for all of 1998, including amounts paid prior to this promotion.

 (5) Mr. Williams joined the Company on March 15, 1999.

 (6) Bonus amounts are paid generally in February or March of the year following the fiscal year in which they are earned.

 (7) Includes $500,005 paid in cash, $500,000 deferred under the 1998 Stock Purchase Plan, and 1,890 restricted shares of Company Common Stock valued at $37,328. These restricted shares were valued at $16,065 at December 31, 1999.

 (8) Includes $225,013 paid in cash, $180,000 deferred under the 1998 Stock Purchase Plan, $45,000 deferred under the 1998 Deferred Plan, and 1,012 restricted shares of Company Common Stock valued at $19,987. These restricted shares were valued at $8,602 at December 31, 1999.

 (9) Includes $394,804 paid in cash, $169,200 deferred under the 1998 Deferred Plan and 1,215 restricted shares of Company Common Stock valued at $23,996. These restricted shares were valued at $10,328 at December 31, 1999.

(10) Bonus pursuant to agreement entered into upon the acquisition of Southern Showcase, as amended, and includes $431,716 paid in cash and $431,716 deferred under the 1998 Deferred Plan. These amounts were paid quarterly.

(11) Bonus pursuant to agreement entered into upon the acquisition of Southern Showcase, as amended, and includes $604,968 paid in cash and $264,065 deferred under the 1998 Stock Purchase Plan. These amounts were paid quarterly.

(12) Includes a cash incentive to join the Company in March 1999.

(13) Granted pursuant to the 1998 Incentive Program, which also included 50,000 performance shares.

(14) Reflects options granted to Mr. Stegmayer as an inducement to join the Company in January 1998.

(15) Reflects options granted to Mr. Surles upon his appointment to the position of Chief Operating Officer in May 1997.

(16) Reflects options granted to Mr. Cole upon his appointment to the position of President, Retail Operations in September 1998 and upon the acquisition of Southern Showcase as an inducement to join the Company in January 1998.

(17) Reflects options granted to Mr. Williams as an inducement to join the Company in March 1999.

(18) Includes $5,000 of Company contributions to the Savings Plan and $1,260 of life insurance premiums.

(19) Includes $214,285 representing the value of the discount on shares held under the 1998 Stock Purchase Plan, $665 of Company contributions to the Savings Plan, and $1,260 of life insurance premiums.

(20) Includes Company contributions to the Savings Plan.

(21) Includes $77,142 representing the value of the discount on shares held under the 1998 Stock Purchase Plan and $1,260 of life insurance premiums.

(22) Includes $3,000 of Company contributions to the Savings and Retirement Plan for Employees of Redman Industries and the Redman Restorative Plan (Redman Savings Plans) and $1,260 of life insurance premiums.

(23) Includes Company contributions to the Redman Savings Plans.

(24) Includes life insurance premiums.

(25) Includes $113,195 representing the value of the discount on shares held under the 1998 Stock Purchase Plan and $500 of life insurance premiums.

OPTION GRANTS IN LAST FISCAL PERIOD

     The following table sets forth information with respect to stock options granted to the persons named in the Summary Compensation Table during the last fiscal year. In addition, the table provides an estimated grant date present value for each set of options using the Black-Scholes valuation method for options granted at market value on the grant date. The grant date present value for options granted below market value is calculated based on the difference between the exercise price and the market price on the grant date times the number of shares granted.

                                                            Individual Grants
                            ---------------------------------------------------------------------------------
                            Number of      % of Total
                            Securities      Options                      Market
                            Underlying     Granted to     Exercise      Price on                   Grant Date
                             Options      Employees in      Price      Grant Date    Expiration     Present
          Name              Granted(#)    Fiscal Year     ($/Share)    ($/Share)        Date       Value ($)
-------------------------------------------------------------------------------------------------------------
Philip C. Surles              60,000           3%         $  7.575      $18.9375      6/26/99      $  681,750
Philip C. Surles             240,000          13%          18.9375       18.9375      4/27/09       2,428,014
Donald D. Williams            60,000           3%            7.575       18.9375      6/26/99         681,750
Donald D. Williams           240,000          13%          18.9375       18.9375      4/27/09       2,428,014

     The following weighted average assumptions were used in the Black-Scholes option pricing model:

Risk-free interest rate                  6.2%
Expected stock price volatility           41%
Expected dividend yield                    0%
Expected option term                  7 years

     The risk-free interest rate represents the interest rate of a U.S. Treasury security with a maturity corresponding to that of the expected option term. Expected stock price volatility is based on month end share prices over recent periods corresponding to that of the expected option term. Expected option term is the vesting period plus two years. Not withstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

     The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table provides information regarding the pretax value realized from the exercise of stock options during the last fiscal year and the value of unexercised in-the-money options held at the end of the last fiscal year by the persons named in the Summary Compensation Table.

                                                         Number of Securities
                                                        Underlying Unexercised            Value of Unexercised
                            Shares                            Options at                  In-the-Money Options
                           Acquired                       Fiscal Year End(#)            at Fiscal Year End($)(4)
                          On Exercise      Value      ---------------------------      ---------------------------
          Name                (#)       Realized($)   Exercisable   Unexercisable      Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Walter R. Young                 --       $     --       500,000       1,500,000          $    --         $ --
Joseph H. Stegmayer             --             --       130,000         520,000(1)            --           --
Philip C. Surles            60,000        771,750        93,600         342,400(2)        54,000           --
M. Mark Cole                    --             --       146,662         586,648(3)            --           --
Donald D. Williams          60,000        730,500            --         240,000(2)            --           --

-------------------------
(1) Includes options for 130,000 shares exercisable on January 12, 2000.

(2) Includes options for 48,000 shares exercisable on April 27, 2000.

(3) Includes options for 46,662 shares exercisable on January 8, 2000.

(4) Assumes a market price of $8.50 per share, which was the last sale price on the last trading day prior to the fiscal year end.

PERFORMANCE GRAPH

     The graph below compares the cumulative, five-year shareholder returns on the Company's Common Stock to the cumulative, five-year shareholder returns for
(i) the S&P 500 Stock Index and (ii) an index of peer companies selected by the Company. The peer group is composed of seven publicly-held manufactured housing companies. These companies were selected based on similarities in their products and their competitive position in the industry. The companies comprising the peer group are American Homestar Corporation, Cavalier Homes, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation.

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURNS*
      AMONG CHAMPION ENTERPRISES, INC., S&P 500 INDEX AND PEER GROUP INDEX
[GRAPH]

                                                        CHAMPION
                                                    ENTERPRISES, INC.             S&P 500 INDEX                PEER GROUP
                                                    -----------------             -------------                ----------
12/94                                                      100                         100                         100
12/95                                                      202                         138                         157
12/96                                                      256                         169                         161
12/97                                                      270                         226                         222
12/98                                                      359                         290                         187
12/99                                                      111                         351                         106

-------------------------
* ASSUMES THAT THE VALUE OF THE INVESTMENT IN CHAMPION COMMON STOCK AND EACH INDEX WAS $100 ON DECEMBER 31, 1994 AND THAT ALL DIVIDENDS WERE REINVESTED.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company has Change in Control Severance Agreements with each of Messrs. Stegmayer and Surles. Under each agreement, the executive will receive a cash severance payment if his employment is terminated following a "change in control" of the Company, as defined in the agreement. The severance payment would be twice the highest annual base salary and cash incentive compensation earned by the Executive in any one of the three fiscal years prior to termination.

EMPLOYMENT AGREEMENTS

     MR. YOUNG. The Company has an Employment Agreement with Mr. Young which terminates on April 30, 2003. Under this agreement, Mr. Young received an annual salary of $350,000 in 1996, which increased to $400,000 in 1997 and to $450,000 in 1999. Mr. Young is also entitled to participate in various benefit and incentive plans maintained by the Company.

     If Mr. Young becomes physically or mentally unable to perform his duties for six consecutive months, the Company may suspend payment of his salary until he is able to resume his duties again. If Mr. Young is terminated without cause, he is entitled to receive his salary for the remaining term of the agreement. If Mr. Young terminates his employment upon a sale or a merger of the Company, he is entitled to receive the amount of his annual salary in effect at the time of termination. Upon termination of his employment, Mr. Young has the right to require the Company to purchase his outstanding stock options on terms described in his Employment Agreement. Upon termination of his employment, other than termination by the Company without cause, Mr. Young is prohibited from competing with the Company for two years after the date of termination.

     MR. STEGMAYER. The Company has a letter agreement, dated January 12, 1998, relating to the employment of Mr. Stegmayer which provides for an initial annual salary of $300,000 and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Stegmayer in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 24 months.

     MR. SURLES. The Company has a letter agreement, dated May 1, 1997, relating to the employment of Mr. Surles which provides for an initial annual salary of $240,000 (increased to $300,000 in 1998) and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Surles in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

     MR. COLE. The Company has letter agreements, dated January 8, 1998 and September 11, 1998, relating to the employment of Mr. Cole which provide for an initial annual salary of $100,000 (increased to $150,000 in September 1998 and further increased to $250,000 in January 1999) and entitle him to participate in various benefit and incentive plans maintained by the Company. The letter agreements also provide severance payments to Mr. Cole in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

     MR. WILLIAMS. The Company has a letter agreement, dated September 28, 1998, relating to the employment of Mr. Williams which provides for an initial annual salary of $200,000 and entitles him to participate in various benefit and incentive plans maintained by the Company. The letter agreement also provides severance payments to Mr. Williams in the event the Company terminates his employment during the first three years of employment. The severance payment would be base salary (including benefits) for 18 months or the number of months remaining during such three year period if less than 18 months.

                             ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of January 1, 2000.

         Name and Address            Amount and Nature of   Percent of
        of Beneficial Owner          Beneficial Ownership     Class
        -------------------          --------------------   ----------
Taunus Corporation                       8,363,425(1)         17.50%
31 West 52nd Street
New York, NY 10019
First Pacific Advisors, Inc.             5,527,600(2)         11.60%
11400 West Olympic Blvd
Los Angeles, CA 90064
Pioneer Investment Management, Inc.      4,145,000(3)          8.69%
60 State Street
Boston, MA 02109
UBS AG                                   3,693,225(4)          7.60%
Bahnhofstrasse 45
8021, Zurich, Switzerland

-------------------------
(1) As reported in the Schedule 13G of Taunus Corporation dated February 11, 2000. The Schedule 13G filing of Taunus included 7,952,429 shares held by Alex. Brown Investment Management, LP, as reported in its Schedule 13G dated February 18, 2000. Alex. Brown Investment Management, LP, is 50% indirectly owned by Taunus Corporation, which is a bank holding company owned by Deutsche Bank AG.

(2) As reported in the Schedule 13G dated February 10, 2000.

(3) As reported in the Schedule 13G dated January 4, 2000.

(4) As reported in the Schedule 13G of UBS AG dated February 11, 2000, which was filed jointly with Brinson Partners, Inc. The Schedule 13G included 3,649,475 shares held by Brinson Partners, Inc., which is an indirect wholly-owned subsidiary of UBS AG. UBS AG reported indirect beneficial ownership of holdings by reason of its ownership of Brinson Partners, Inc. and UBS (USA) Inc., a parent holding company of Brinson Partners, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information about the beneficial ownership of the Company's Common Stock by the Directors and Executive Officers of the Company.

                                                                      As of March 3, 2000
                                                                -------------------------------
                                                                 Number of
                                                                   Shares
                                                                Beneficially         Percent of
                                                                  Owned(1)             Class
                                                                ------------         ----------
Robert W. Anestis...........................................       114,260              *
Selwyn Isakow...............................................       180,260(2)           *
Brian D. Jellison...........................................        20,192              *
Ellen R. Levine.............................................        21,497              *
George R. Mrkonic...........................................        68,450              *
Carl L. Valdiserri..........................................        56,000              *
Walter R. Young.............................................     1,697,326(3)           3.56%
Joseph H. Stegmayer.........................................       394,073(4)           *
Philip C. Surles............................................       214,415              *
M. Mark Cole................................................       372,109(5)           *
Donald D. Williams..........................................       108,000              *
All Directors and Executive Officers as a Group (14
  persons)..................................................     3,387,479(6)           6.97%

-------------------------
 *  Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 3, 2000: Mr. Anestis, 48,000; Mr. Isakow, 48,000; Mr. Jellison, 6,000; Ms. Levine, 6,000; Mr. Valdiserri, 24,000; Mr. Young, 500,000; Mr. Stegmayer 260,000; Mr. Surles, 141,600; Mr.
    Cole, 193,324; Mr. Williams, 48,000; and all directors and executive officers as a group, 1,369,258.

(2) Does not include 1,860 shares held by Mr. Isakow's children or 4,620 shares held by The Isakow Foundation (a charitable foundation), of which voting and investment power is shared by Mr. Isakow as a Trustee. Mr. Isakow disclaims beneficial ownership of the shares held by his children and The Isakow Foundation.

(3) Does not include 128,200 shares held by The Young Foundation (a charitable foundation), the voting power of which is shared by Mr. Young as its President. Mr. Young disclaims beneficial ownership of the shares held by The Young Foundation. Includes 36,281 shares held under the 1998 Stock Purchase Plan.

(4) Includes 13,061 shares held under the 1998 Stock Purchase Plan.

(5) Includes 19,095 shares held under the 1998 Stock Purchase Plan.

(6) Includes 68,969 shares held under the 1998 Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year.

OTHER INFORMATION REGARDING MANAGEMENT

     The Company has a lease agreement relating to rental property in North Carolina with MMG Investments, LLC ("MMG"), in which M. Mark Cole, President, Retail Operations, has 75% ownership. During 1999, $220,197 of lease payments were paid pursuant to this agreement. The Company believes that payments made to MMG represent the fair value for the rental of this property.

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1961. PricewaterhouseCoopers LLP was selected by the Board of Directors to serve as the Company's independent accountants for the current fiscal year (ending December 30, 2000). It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals to be presented at the 2001 Annual Meeting must be received by the Company not later than November 20, 2000 if they are to be included in the Company's Proxy Statement for the 2001 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices. Shareholder proposals to be presented at the 2001 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the Proxy Card intend to vote the Proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          John J. Collins, Jr.
                                          Secretary

March 10, 2000

Dear Shareholder:

     The reverse side of this proxy card contains instructions on how to vote your shares by telephone or over the Internet for the election of directors and all other proposals. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient.

     Thank you for your attention in these matters.

                               Champion Enterprises, Inc.






                           CHAMPION ENTERPRISES, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                       CHAMPION ENTERPRISES, INC.



The undersigned hereby appoints Walter R. Young, and Carl L. Valdiserri, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders of Champion Enterprises, Inc. to be held on Tuesday, May 2, 2000 and at any adjournments thereof, as specified on the reverse side of this proxy.

The undersigned acknowledges receipt of the Proxy Statement dated March 10, 2000 and the Annual Report for the fiscal year ended January 1, 2000, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.

If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.

If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, FOR the proposal and in the discretion of the Proxies on any other matters that may properly come before the meeting.

                         (To be signed on Reverse Side)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           CHAMPION ENTERPRISES, INC.

                                   May 2, 2000

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions.
Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS


A.  X   Please mark your votes
        as in this example.

             FOR all nominees         WITHHOLD
             listed at right      AUTHORITY to vote
            (except as marked     for all nominees
          to the contrary below)  listed at right

1. Election of                                     Nominees:
   directors                                       Robert W. Anestis
                 ------                ------      Selwyn Isakow
                                                   Brian D. Jellison
(INSTRUCTIONS: To withhold authority to vote       Ellen R. Levine
for any individual nominee, write that             George R. Mrkonic
nominee's name on the line provided below.)        Carl L. Valdiserri
                                                   Walter R. Young
-------------------------------------------


2. Proposal to approve the 2000    FOR      AGAINST       ABSTAIN
   Stock Compensation Plan for
   Nonemployee Directors           ---        ---           ---

The Board of Directors recommends a vote FOR the Proposal.


3. In their discretion upon the transaction of such other business as may properly come before the meeting.




Signature                 Signature                 Dated      , 2000
         -----------------          ---------------       -----

Note: Please sign the Proxy exactly as your name appears heron, date it, and return it in the enclosed envelope. Joint owners should each sign. If you are signing as guardian, trustee, executor, administrator or attorney-in-fact, please so indicate. Please also note any address correction above.

                                                                      APPENDIX-1

                           CHAMPION ENTERPRISES, INC.

            2000 STOCK COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS


I. GENERAL PROVISIONS


     1.1 Establishment. On February 29, 2000, the Board of Directors ("Board") of Champion Enterprises, Inc. ("Corporation") adopted the Champion Enterprises, Inc. Stock Compensation Plan for Nonemployee Directors ("Plan"), subject to the approval of shareholders at the Corporation's Annual Meeting on May 2, 2000. The Plan is intended to replace the 1995 Stock Retainer Plan for Nonemployee Directors and 1991 Stock Plan for Directors.

     1.2 Purpose. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by encouraging Directors of the Corporation to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders.

     1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

           (a) "Board" means the Board of Directors of the Corporation.

           (b) "Code" means the Internal Revenue Code of 1986, as amended.

           (c) "Common Stock" means shares of the Corporation's authorized common stock.

           (d) "Corporation" means Champion Enterprises, Inc., a Michigan corporation.

           (e) "Deferred Stock Grant" means a Stock Retainer that a Director has elected to defer until Retirement, death, or other termination of services on the Board, whichever occurs first.

           (f) "Director" means an individual who has been elected or appointed to serve as a Director of the Corporation and is not an employee of the Corporation or a Subsidiary.

           (g) "Fair Market Value" means the New York Stock Exchange closing price of the Corporation's Common Stock on the Grant Date, as reported in The Wall Street Journal. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

           (h) "Grant Date" means the date of the applicable Annual Meeting on which an Option or Stock Retainer is granted, unless a Director is appointed, in which case the Grant Date means the date of the Director's appointment to the Board.

           (i) "Option" means a nonqualified stock option that is not intended to constitute an incentive stock option under Code Section 422.

           (j) "Plan" means the Champion Enterprises, Inc. 2000 Stock Compensation Plan for Nonemployee Directors, the terms of which are set forth herein, and any amendments thereto.

           (k) "Retirement" means retirement in accordance with the Corporation's retirement policy for Directors.

           (l) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor provision in effect at the applicable time).

           (m) "Stock Account" means the bookkeeping account established for each Director to record the Stock Retainer shares that a Director has elected to defer pursuant to Sections 2.2 and 2.3. The Stock Account shall be used solely for purposes of determining the number of shares to be paid to a Director under the Plan and shall not constitute or be treated as a trust fund of any kind.

           (n) "Stock Retainer" means the payment of Common Stock as the annual retainer for service as a Director.

           (o) "Sale or Merger of the Corporation" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of more than fifty percent of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction.

           (p) "Subsidiary" means a corporation defined in Code Section
424(f).

    1.4    Eligibility and Participation. All Directors as defined in
Section 1.3(f) are eligible to participate in the Plan and each such Director shall participate as described in Articles II and III.

    1.5    Stock.

           (a) Subject to the provisions of paragraph (c) of this Section 1.5 and the provisions of Section 4.1, no more than 1,328,901 shares of Common Stock may be issued pursuant to the Plan.

           (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Corporation or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of the Plan.

           (c) If any shares of Common Stock issued hereunder shall, after issuance, be reacquired by the Corporation for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this
Section 1.5 and may again be issued pursuant to the terms of the Plan.

II. TERMS OF STOCK RETAINERS


     2.1 Stock Retainers. Stock Retainers shall be subject to the following provisions:

           (a) Except as provided in paragraph (b) of this Section 2.1, effective as of May 2, 2000, and on each Annual Meeting date through and including the Annual Meeting date for the year 2005, each individual elected or reelected as a Director at an Annual Meeting shall be paid a Stock Retainer consisting of 4,800 shares of Common Stock for his or her services as a Director until the next Annual Meeting of Shareholders. Any Director who is appointed (at the Board meeting held in conjunction with the Annual Meeting) to serve as the chairperson of a Board Committee during such year shall receive an additional 400 shares of Common Stock.

           (b) Any new Director who is appointed by the Board to fill a vacancy on the Board prior to an Annual Meeting of Shareholders shall receive a Stock Retainer consisting of a pro-rated number of shares for such interim term (subject to the election in Section 2.2(ii) below).

           (c) Once a certificate for shares is issued to a Director pursuant to a Stock Retainer, such shares shall not be forfeited upon the Director's termination of services on the Board regardless of the reason for such termination.

    2.2 Stock Retainer Election. The normal form of payment under the Plan for services as a Director is a Stock Retainer, paid in shares of the Corporation's Common Stock. Provided; however, that within 30 days following (i) the Annual Meeting date on which the Plan first becomes effective; or (ii) the date on which a Director is first elected or appointed to the Board, each Director may submit an irrevocable written election form requesting that his or her Stock Retainer be paid in the form of a Deferred Stock Grant or a 10-year Option, as described below. For each following year, each Director shall submit the election form prior to the end of the calendar year immediately preceding the Annual Meeting to which the election relates. Pursuant to the election form, each Director may elect to receive his or her Stock Retainer (a) in the form of a Deferred Stock Grant, to be paid in the form of shares of the Corporation's Common Stock following the first to occur of the Director's Retirement, death or termination of services on the Board, or (b) converted at a 4 to 1 ratio into an immediately exercisable 10-year Option, with the exercise price equal to the Fair Market Value of the Corporation's Stock on the Grant Date, exercisable in accordance with, and subject to the terms of, Sections 3.4 and 3.5 below.

     2.3 Deferred Stock Grant. A Director who elects to receive his or her Stock Retainer in the form a Deferred Stock Grant shall have such Deferred Stock Grant allocated to a bookkeeping account in the name of the Director ("Stock Account"), which shall be adjusted in accordance with Section 4.1 (a) for certain corporate events, including stock splits. subdivisions, combinations or reclassifications of Common Stock, and increased from time to time by dividends on the hypothetical shares held in the Stock Account. For such purposes, at the time cash or stock dividends are declared by the Corporation, each Stock Account shall be increased by the number of shares that corresponds to the cash or stock dividend amount that would have been payable on the number of hypothetical shares held in the bookkeeping account had such shares been outstanding at the time the dividend was declared.


III. NONQUALIFIED STOCK OPTION AWARDS

    3.1 Option Grant Upon First Election to Board. It is the Corporation's expectation that each Director who joins the Board shall purchase 6,000 (but not less than 3,000) shares of the Corporation's Common Stock outside of the Plan. Upon the initial election of a Director to the Board, the Director shall receive an Option grant to purchase up to 24,000 shares of the Corporation's Common Stock, with a purchase price equal to the Fair Market Value of the Corporation's Common Stock on the Grant Date. The Option grant of 24,000 shares is based on the expectation that the Director shall purchase 6,000 shares of the Corporation's Common Stock on the open market. However, if securities laws, regulations or the Corporation's policies preclude the Director from making the requisite purchase on the open market within 60 days after being elected to the Board, the Director may purchase the shares from the Corporation at a purchase price equal to the Fair

Market Value of the Corporation's Common Stock on the day prior to the purchase date. To the extent that at least 3,000 but less than 6,000 shares are purchased within the requisite 60-day period, the Director shall forfeit the number of shares subject to the Option that exceeds a ratio of four shares to every one share purchased by the Director on the open market (or from the Corporation, as applicable), during the 60-day period. If the Director purchases fewer than 3,000 shares during the 60-day period, he or she shall forfeit the Option in full at the expiration of the 60-day period.

    3.2 Discretionary 10-Year Anniversary Grant. At the Annual Meeting coincident with or next following a Director's completion of 10 consecutive years of service on the Board (the "Tenth Anniversary Annual Meeting"), the Board, upon the recommendation of the Compensation and Human Resources Committee, shall have the discretionary authority to grant an Option to the Director to purchase up to 24,000 shares of the Corporation's Common Stock. To the extent that less than 6,000 but at least 3,000 shares of the Corporation's Common Stock are already issued and beneficially owned by the Director as of the date 60 days following the Tenth Anniversary Annual Meeting, the Director shall forfeit the number of shares subject to the Option that exceeds a ratio of four shares to every one share issued and beneficially owned by the Director as of the expiration of the 60-day period. The Option shall have an exercise price equal to the Fair Market Value of the Corporation's Common Stock on the Grant Date and shall be subject to the other Option requirements of Sections 3.3 through 3.6 of the Plan. If the Director beneficially owns fewer than 3,000 issued shares as of the date 60 days following the Tenth Anniversary Annual Meeting, he or she shall forfeit this Option in full as of such date.

    3.3 Option Exercise Period. A Director becomes eligible to exercise twenty-five percent of an outstanding Option granted under either Section 3.1 or
3.2 (as adjusted, if necessary, following the expiration of the applicable 60-day period) on the date of each successive Annual Meeting thereafter, until the Option becomes fully exercisable, even if the Director does not remain on the Board throughout such four-year period. No portion of any Option granted under Sections 2.2, 3.1 or 3.2 shall remain exercisable after 10 years from the Grant Date.

    3.4 Payment for Option Shares. The purchase price for shares of Common Stock to be acquired upon exercise of all or a portion of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Director may pay the purchase price in whole or in part by tendering shares of Common Stock, which have been held by the Director for more than six months, and are freely owned, independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the closing price for the Corporation's Common Stock on the day prior to exercise, as reported in The Wall Street Journal, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation.

    3.5    Retirement, Termination of Services or Death.

           (a) If a Director terminates his or her services as a member of the Board for reasons other than death, to the extent that an Option has not expired and is unexercised on the Director's date of termination, it shall remain exercisable in accordance with the general exercise period and terms set forth in the Option agreement. Provided; however, if a Director dies after termination of his or her services on the Board, any outstanding Options held by the Director as of the date of death, may be exercised only in accordance with (b), below.

           (b) To the extent that an Option has not expired and is unexercised on the date of a Director's death, the annual installment exercise restrictions in Section 3.3 shall be accelerated in full, and the Option may be exercised by the deceased Director's personal representative at any time prior to the expiration date of the Option or within one year after the Director's date of death, whichever period is shorter. Provided; however, that to the extent a Director's death occurs prior to the expiration of an applicable 60-day purchase period following the grant of an Initial Option in Section 3.1 or 10-Year Anniversary Option in Section 3.2, the deceased Director's personal representative shall have until the end of the original 60-day period to satisfy the ownership requirements set forth in Sections 3.1 or 3.2, as applicable, and the installment exercise acceleration for such period and the associated one-year exercise period shall run from the expiration of the applicable 60-day period.

    3.6 Restrictions on Transfer. Shares purchased pursuant to an Option granted under Sections 3.1 and 3.2 shall be restricted from transfer for 6 months following the date of exercise. Notwithstanding the foregoing, such shares may be transferred prior to the expiration of the 6-month term, upon (i) the death of the Director, (ii) the Director's Retirement or other termination of services as a member of the Board, or (iii) upon a Sale or Merger of the Corporation. The certificate evidencing the shares acquired pursuant to an Option granted under Article III shall carry a restrictive legend that prohibits any transfer including the assignment, hypothecation or pledge of the shares prior to the expiration of the applicable term.


IV. MISCELLANEOUS

    4.1    Adjustment Provisions.

           (a) The total amount of Common Stock reserved under the Plan shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a stock split, subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

           (b) In the event of a Sale or Merger of the Corporation, all outstanding Options shall become exercisable in full, and any transfer restrictions automatically shall lapse.

           (c) The foregoing adjustments shall provide for the elimination of any fractional share.

    4.2    Plan Effective Date, Termination and Amendment.

           (a) The Plan shall be effective upon approval of the shareholders at the Corporation's Annual Meeting on May 2, 2000 and shall continue up to and including the Annual Meeting in the year 2005. No new Stock Retainers or Option awards shall be granted under this Plan after the Annual Meeting in the year 2005.

           (b) The Plan may be amended or terminated by the Board of Directors at any time upon the recommendation of the Compensation and Human Resources Committee; provided, however, that (i) no amendment shall become effective without the approval of shareholders to the extent that such approval is required under Rule 16b-3 (or its successor), as in effect at such time; and
(ii) neither the Stock Retainer Amount nor the number of shares subject to Option grants under this Plan, nor any other provision of the Plan that affects the number of shares of Common Stock subject to a Stock Retainer or Option grant, or the frequency with which Stock Retainers are paid or Options are granted, may be amended or otherwise modified more than once every six months, except as may be required to comply with the Code or Rule 16b-3, as they may be amended from time to time.

    4.3    General Provisions.

           (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any individual the right to continue to serve as a Director of the Corporation.

           (b) No shares of Common Stock shall be issued under the Plan unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to the Corporation, in respect of such matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

           (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan, except as to such shares of Common Stock, if any, as shall have been issued to such person.

           (d) Nothing in this Plan is intended to preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Directors that the Corporation now has or may hereafter put into effect.

    4.4 Unfunded Plan. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. Deferred Stock Grants under Sections 2.2 and 2.3 shall continue for all purposes to be part of the general funds of the Corporation until Certificates are issued in accordance with Section 4.5, below. To the extent that a Director or beneficiary acquires a right to receive payments from the Corporation under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Corporation, and such right shall be an unsecured claim against the general assets of the Corporation. Although bookkeeping accounts may be established with respect to individual Directors, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Board be deemed to be a trustee of any shares or rights thereto to be granted under this Plan. Any liability or obligation of the Corporation to any Director with respect to shares or rights thereto under this Plan shall be based solely upon any contractual obligation that may be created by this Plan, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation.

    4.5 Title to Shares. Title to shares remains with the Corporation until Certificates are issued. Amounts credited to each Director's Stock Account shall not be specifically set aside or otherwise segregated, but shall be combined with corporate assets. Title to such shares shall remain with the Corporation, and the Corporation's only obligation shall be to make timely payments in accordance with the Plan.

    4.6 Assignability. No right to receive payment hereunder shall be transferable or assignable by a Director except by will or the laws of descent and distribution. During the lifetime of a Director, an Option may be exercised only by a Director. No transfer of an Option by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

    4.7 Administration. The Compensation and Human Resources Committee shall interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Compensation and Human Resources Committee on any question concerning the interpretation of the Plan or its administration shall be final and binding on all Directors.

    4.8 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Michigan.

    IN WITNESS WHEREOF, this Champion Enterprises, Inc. 2000 Stock Compensation Plan for Nonemployee Directors has been executed on behalf of the
Corporation on this the     day of         , 2000.

                                  CHAMPION ENTERPRISES, INC.

                             By:
                                  --------------------------
                                  Walter R. Young
                                  Chairman of the Board of Directors,
                                  President and Chief Executive Officer